Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On September 29, 2015, Veeva Systems Inc. (“Veeva” or the “Company”) and Veeva U.K. Holdings Limited, an indirect subsidiary of the Company, completed the acquisition of the entire share capital of Mineral Newco Ltd. that is the ultimate parent company of Zinc Ahead Holdings Ltd, Zinc Ahead Ltd, Zinc Ahead Inc., Zinc Ahead PTY LTD and Zinc Ahead (Japan) KK, collectively referred to as “Zinc Ahead”.

The total closing consideration for the purchase was approximately $119.6 million in cash. In addition, the agreement calls for $10.0 million payable at a rate of one-third per year to employee shareholders and option holders of Zinc Ahead who remain employed with us. These payments have been accounted for as deferred compensation and will be recognized over the service period.

The following unaudited pro forma condensed combined financial information for Veeva gives effect to the acquisition of Zinc Ahead as if the acquisition was completed on February 1, 2014, the beginning of the Company’s 2015 fiscal year.

The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2015 was prepared by combining (1) the consolidated statement of comprehensive income in Veeva’s audited historical consolidated financial statements included in Veeva’s Annual Report on Form 10-K for the year ended January 31, 2015 with (2) the statement of operations derived from Zinc Ahead’s audited historical financial statements prepared based on United Kingdom Generally Accepted Accounting Practice (UK GAAP) as of and for the year ended March 31, 2015, included elsewhere in this Current Report on Form 8-K/A, being Zinc Ahead’s most recent fiscal year end that ended within 93 days of Veeva’s most recent fiscal year ended January 31, 2015.

The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2015 was prepared by combining the (1) the condensed consolidated statement of comprehensive income in Veeva’s unaudited historical condensed consolidated financial statements included in Veeva’s Quarterly Report on Form 10-Q for the period ended October 31, 2015 (which includes approximately one month of results from the acquired Zinc Ahead business) with (2) the statement of operations derived from Zinc Ahead’s unaudited historical statement of operations prepared based on UK GAAP for the nine month period from January 1, 2015 to September 30, 2015, not included in this Current Report on Form 8-K/A.

Certain reclassifications were made to conform Zinc Ahead’s historical UK GAAP statements of operations to Veeva’s US GAAP statements of operations.

The acquisition is reflected in Veeva’s condensed consolidated balance sheet included in Veeva’s Quarterly Report on Form 10-Q for the nine months ended October 31, 2015 and, as such, a pro forma balance sheet as of October 31, 2015 is not required to be presented.

The unaudited pro forma financial information, is based on a preliminary valuation of assets acquired and liabilities assumed used in the preliminary allocation of the purchase price for the business combination as disclosed in our Form 10-Q. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the unaudited pro forma financial statements included herewith. A final determination of these fair values shall be based on the actual net tangible and intangible assets of Zinc Ahead that exist as of the closing date of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of the future financial position or operating results of the combined operations. There were no transactions between the Company and Zinc Ahead during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The historical financial information and pro forma adjustments in the pro forma financial information have been translated from pounds sterling (GBP) to U.S. dollars (USD) using historical exchange rates and were adjusted to conform to United States of America Generally Accepted Accounting Principles (US GAAP). The material differences between Zinc Ahead’s historical statements of operations prepared on the basis of UK GAAP and US GAAP are described in Notes 1 and 2 to the following pro forma statements of operations. The average exchange rates applicable to the Company during the periods presented for the pro forma statements of operations are as follows:

		GBP/USD
Year ended March 30, 2015	Average rate	$1.6036
Nine months ended September 30, 2015	Average rate	$1.5318

The unaudited pro forma financial information for the nine months ended October 31, 2015 combines the historical results of Veeva for the nine months ended October 31, 2015 (which includes approximately one month of results from the acquired Zinc Ahead business), and for Zinc Ahead for the nine months ended September 30, 2015 (due to differences in reporting periods).

VEEVA SYSTEMS INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended October 31, 2015

(In thousands, except per share data)

	Historical
	Veeva	Zinc Ahead
	Nine months ended
	October 31, 2015	September 30, 2015
		UK GAAP (in £)	UK GAAP (in $)	US GAAP Adjustments (in $)	Notes	Pro forma adjustments (in $)	Notes	Combined (in $)

Revenues:
Subscription services	$225,910	£11,789	$18,059	$(142)	(a)	$—		$243,827
Professional services and other	69,041	2,866	4,390	(1,082)	(a)	—		72,349
Total revenues	294,951	14,655	22,449	(1,224)		—		316,176
Cost of revenues:
Cost of subscription services	50,965	1,825	2,796	1,167	(b)	479	(d)	55,406
Cost of professional services and other	51,505	2,595	3,975	—		28	(e)	55,508
Total cost of revenues	102,470	4,420	6,771	1,167		507		110,914
Gross profit	192,481	10,235	15,678	(2,391)		(507)		205,262
Operating expenses:
Research and development	45,879	3,977	6,092	—		326	(e)	52,297
Sales and marketing	53,898	6,472	9,914	1,051	(b)	1,263	(d) (e)	66,126
General and administrative	29,326	3,743	5,734	(2,393)	(b)	260	(e) (f)	32,927
Total operating expenses	129,103	14,192	21,740	(1,342)		1,849		151,350
Operating income (loss)	63,378	(3,957)	(6,062)	(1,049)		(2,355)		53,912
Other income (expense), net	428	848	1,299	1,941	(c)	(373)	(g)	3,295
Income (loss) before income taxes	63,806	(3,109)	(4,763)	892		(2,728)		57,207
Provision for income taxes	26,936	202	309	(258)	(h)	(745)	(h)	26,242
Net income (loss)	$36,870	£(3,311)	$(5,072)	$1,150		$(1,983)		$30,965
Net income attributable to Veeva Class A and Class B common stockholders, basic and diluted	$36,832							$30,934
Net income per share attributable to Veeva Class A and Class B common stockholders:
Basic	$0.28							$0.23
Diluted	$0.25							$0.21
Weighted-average shares used to compute net income per share attributable to Class A and Class B common stockholders:
Basic	131,731							131,731
Diluted	144,909							144,909

See accompanying notes to unaudited pro forma condensed combined financial statements.

The unaudited pro forma financial information for the twelve months ended January 31, 2015 combines the historical results of Veeva for the twelve months ended January 31, 2015 and for Zinc Ahead for the twelve months ended March 31, 2015 (due to differences in reporting periods).

VEEVA SYSTEMS INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended January 31, 2015

(In thousands, except per share data)

	Historical
	Veeva	Zinc Ahead
	Twelve months ended
	January 31, 2015	March 31, 2015
		UK GAAP (in £)	UK GAAP (in $)	US GAAP Adjustments (in $)	Notes	Pro forma adjustments (in $)	Notes	Combined (in $)

Revenues:
Subscription services	$233,063	£13,236	$21,226	$98	(a)	$—		$254,387
Professional services and other	80,159	2,928	4,695	(18)	(a)	—		84,836
Total revenues	313,222	16,164	25,921	80		—		339,223
Cost of revenues:
Cost of subscription services	55,005	2,112	3,387	1,633	(b)	859	(d)	60,884
Cost of professional services and other	60,653	2,681	4,299	—		37	(e)	64,989
Total cost of revenues	115,658	4,793	7,686	1,633		896		125,873
Gross profit	197,564	11,371	18,235	(1,553)		(896)		213,350
Operating expenses:
Research and development	41,156	3,844	6,164	—		435	(e)	47,755
Sales and marketing	56,203	6,623	10,621	1,471	(b)	2,024	(d) (e)	70,319
General and administrative	30,239	2,194	3,518	(3,349)	(b)	2,790	(e)	33,198
Total operating expenses	127,598	12,661	20,303	(1,878)		5,249		151,272
Operating income (loss)	69,966	(1,290)	(2,069)	325		(6,145)		62,078
Other income (expense), net	(2,780)	(1,734)	(2,781)	2,804	(c)	(498)	(g)	(3,255)
Income (loss) before income taxes	67,186	(3,024)	(4,849)	3,129		(6,643)		58,823
Provision for income taxes	26,803	248	398	86	(h)	(2,013)	(h)	25,274
Net income (loss)	$40,383	£(3,272)	$(5,247)	$3,043		$(4,630)		$33,549
Net income attributable to Veeva Class A and Class B common stockholders, basic and diluted	$40,138							$33,345
Net income per share attributable to Veeva Class A and Class B common stockholders:
Basic	$0.31							$0.26
Diluted	$0.28							$0.23
Weighted-average shares used to compute net income per share attributable to Class A and Class B common stockholders:
Basic	127,713							127,713
Diluted	144,204							144,204

See accompanying notes to unaudited pro forma condensed combined financial statements.

VEEVA SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and Zinc Ahead after giving effect to the acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2015 was prepared by combining (1) the consolidated statement of comprehensive income in Veeva’s audited historical consolidated financial statements included in Veeva’s Annual Report on Form 10-K for the year ended January 31, 2015 with (2) the statement of operations derived from Zinc Ahead’s audited historical financial statements prepared based on United Kingdom Generally Accepted Accounting Practice (UK GAAP) as of and for the year ended March 31, 2015, included elsewhere in this Current Report on Form 8-K/A, being Zinc Ahead’s most recent fiscal year end that ended within 93 days of Veeva’s most recent fiscal year ended January 31, 2015.

The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2015 was prepared by combining the (1) the condensed consolidated statement of comprehensive income in Veeva’s unaudited historical condensed consolidated financial statements included in Veeva’s Quarterly Report on Form 10-Q for the period ended October 31, 2015 (which includes approximately one month of results from the acquired Zinc Ahead business) with (2) the statement of operations derived from Zinc Ahead’s unaudited historical statement of operations prepared based on UK GAAP for the nine month period from January 1, 2015 to September 30, 2015, not included in this Current Report on Form 8-K/A.

Summary of Reclassification Adjustments for Zinc Ahead

Certain items in the historical financial statements of Zinc Ahead have been reclassified to conform to the Company’s financial reporting presentation as shown below. The reclassification adjustments to the Statement of Operations for the fiscal year ended January 31, 2015 and the nine months ended October 31, 2015 relate to the structure of the Consolidated Statement of Operations for Veeva, which breaks out costs by function between cost of subscription services, cost of professional services and other, research and development, sales and marketing and general and administrative expenses compared to the UK GAAP presentation standards which breaks out costs such as administrative expenses, which include all staff costs and other operating income and expenses. There have been no changes in historical operating income or historical net income for any period as a result of these reclassifications.

	UK GAAP (in £)	Reclassification Adjustments to Conform to Veeva Presentation (in £)	Amounts Presented (in £)
	(in thousands)
12 months ended March 31, 2015
Turnover	£16,164	£(16,164)	£—
Subscription services	—	13,236	13,236
Professional services and other	—	2,928	2,928
Cost of sales	(1,725)	1,725	—
Cost of subscription services	—	(2,112)	(2,112)
Cost of professional services and other	—	(2,681)	(2,681)
Administrative expenses	(15,679)	15,679	—
Research and development	—	(3,844)	(3,844)
Sales and marketing	—	(6,623)	(6,623)
General and administrative	—	(2,194)	(2,194)
Other operating income (expenses)	1	(1)	—
Interest receivable and similar income	0	(0)	—
Interest payable and similar charges	(1,785)	1,785	—
Other income (expense), net	—	(1,734)	(1,734)

9 months ended September 30, 2015
Turnover	£14,655	£(14,655)	£—
Subscription services	—	11,789	11,789
Professional services and other	—	2,866	2,866
Cost of sales	(3,001)	3,001	—
Cost of subscription services	—	(1,825)	(1,825)
Cost of professional services and other	—	(2,595)	(2,595)
Administrative expenses	(13,035)	13,035	—
Research and development	—	(3,977)	(3,977)
Sales and marketing	—	(6,472)	(6,472)
General and administrative	—	(3,743)	(3,743)
Other operating income (expenses)	20	(20)	—
Interest receivable and similar income	(32)	32	—
Interest payable and similar charges	(1,716)	1,716	—
Other income (expense), net	—	848	848

Note 2.

US GAAP adjustments to the unaudited pro forma condensed combined Statements of Operations combining Consolidated Statement of Comprehensive Income for Veeva Systems Inc. for the twelve months ended January 31, 2015 and for Zinc Ahead for the twelve months ended March 31, 2015, and the combined Condensed Consolidated Statement of Comprehensive Income for Veeva Systems Inc. for the nine months ended October 31, 2015 and for Zinc Ahead for the nine months ended September 30, 2015

As mentioned in Note 1 “Basis of Pro Forma Presentation”, the historical financial statements of Zinc Ahead have been prepared under UK GAAP. The adjustments in the column “US GAAP Adjustments” serve to convert Zinc Ahead’s historical financial statements from U.K. GAAP to U.S. GAAP. The nature of these adjustments are described in the notes to Zinc Ahead’s financial statements included in Exhibits 99.1 to this document. The principal differences applicable is set out below:

(a) Revenue recognition

Under UK GAAP, revenue is recognized as earnings, when the company obtains the right to consideration in exchange for its performance. A contractual arrangement with two or more components should be accounted for as two or more separate transactions only where the commercial substance is that the individual components operate independently of one another. UK GAAP does not provide guidance on when an element included in a multiple-element arrangement may be deemed to have commercial substance, such a determination will require the use of professional judgment.

Under US GAAP, revenue is allocated based on relative best estimated selling price to each unit of accounting in multiple element arrangements, which generally include subscriptions and professional services. Best estimated selling price of each unit of accounting included in a multiple element arrangement is based upon management’s estimate of the selling price of deliverables when vendor specific objective evidence or third-party evidence of selling price is not available.

Zinc Ahead’s professional services are determined not to be a separate unit of accounting from subscription services. Adjustments have been made to recognize revenue from professional services over the respective subscription period.

(b) Business combinations – purchased intangible assets and goodwill

Under UK GAAP, an intangible asset acquired as part of the acquisition of a business should be capitalized separately from goodwill if its value can be measured reliably on initial recognition.  If its value cannot be measured reliably, an intangible asset purchased as part of the acquisition of a business should be subsumed within the amount of the purchase price attributed to goodwill.

In addition, under UK GAAP the recommended amortization method for goodwill is straight-line and period of amortization is 20 years.

Under US GAAP, acquired identifiable intangible assets are to be recognized separately from goodwill if the intangible assets are either contractual or separable.

In addition, under US GAAP goodwill and other indefinite lived intangible assets are tested for impairment and are not subject to amortization.

Adjustments have been made to reflect the amortization that would have been recognized under US GAAP, had the intangible assets acquired in the business combination been capitalized and amortized over their estimated useful lives.

Additionally, adjustments have been made to reflect the reversal of historic amortization of goodwill under UK GAAP.

(c) Preferred shares

Under UK GAAP, an entity has a liability if it has an obligation to transfer benefits and where the entity is unable to avoid, legally or commercially, an outflow of benefits.  As part of the 2013 business combination preference shares were issued. As the dividends are non-discretionary, there is an unavoidable commitment to deliver cash to the shareholders and therefore the shares are a financial liability, therefore, are presented as debt, and the dividends are treated as finance costs in the statement of operations.

Under US GAAP, an instrument that is legal form equity is ordinarily classified as debt if it is mandatorily redeemable. In a US GAAP balance sheet, preference shares whose redemption is outside of the control of the issuer and that are not required to be classified as a liability are classified as mezzanine (temporary) equity.

Adjustments have been made to reflect the reclassification of preferred share dividends previously charged to statement of operations under UK GAAP to retained earnings.

Note 3.Pro Forma Adjustments

(d) Amortization of intangible assets

The adjustment reflects the preliminary amortization expense associated with the fair value of the identifiable intangible assets acquired from the Zinc Ahead acquisition of $4.1 million and $3.1 million for the year ended January 31, 2015 and the nine months ended October 31, 2015, respectively.

The preliminary amortization expense for the historical intangible assets acquired is as follows (in thousands):

	Estimated useful life (years)	Estimated fair value on date of acquisition	Amortization expense for the year ended January 31, 2015	Amortization expense for the nine months ended October 31, 2015
Customer Relationships	10	$31,427	$3,143	$2,075
Software	4	9,969	2,492	1,646
Brand	4	1,125	281	186
Total Intangibles		$42,521	5,916	3,906
Less: historical amortization expense			$(3,104)	$(2,218)
Pro forma adjustment to amortization of intangible assets			$2,812	$1,688

Incremental amortization expense is associated with the intangible assets identified at the date of the acquisition, assuming the transaction occurred on the first day of each of the respective reporting periods. The pro-forma financial statements include the amortization of software in cost of subscription services and amortization of customer relationships and brand in operating expenses based on estimated useful life.

(e) Deferred compensation

The Zinc Ahead acquisition agreement calls for $10.0 million payable at a rate of one-third per year to employee shareholders and option holders of Zinc Ahead who remain employed with the Company. These payments have been accounted for as deferred compensation and will be recognized over the service period. Incremental employee compensation expense is associated with the $10.0 million of deferred compensation, assuming the transaction occurred on the first day of each of the respective reporting periods. The pro-forma financial statements include the incremental employee compensation as follows (in thousands):

	Employee compensation expense for the year ended January 31, 2015	Employee compensation expense for the nine months ended October 31, 2015
Cost of professional services and other	$37	$28
Research and development	435	326
Sales and marketing	71	53
General and administrative	2,790	2,093
Total Deferred Compensation	$3,333	$2,500

(f) Acquisition-related transaction costs

The Company incurred $1.8 million of acquisition costs, respectively, primarily related to legal and advisory fees in the nine-month period ended October 31, 2015. These costs are reversed in the unaudited pro forma condensed consolidated income statement for the nine months ended October 31, 2015 as they represent non-recurring charges directly related to the acquisition of Zinc Ahead.

(g) Interest income

The adjustment represents the decrease of interest income arising from the reduction of investments for payment of the purchase price, assuming the acquisition occurred as of February 1, 2014, using a 0.4% annual interest rate.

(h) Provision for (benefit from) income taxes

The adjustment represents the tax effect associated with the adjustments referenced above by applying the jurisdictional statutory rate in the United Kingdom and in the United States for the respective periods.